UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2007

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

120 Kearny Street, San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 636-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2007, Christopher V. Dodds, the Chief Financial Officer of The Charles Schwab Corporation (CSC), announced his decision to retire as the Chief Financial Officer of CSC on May 18, 2007. The Board of Directors named Joseph R. Martinetto to replace Mr. Dodds as Chief Financial Officer of CSC effective upon Mr. Dodds' retirement on May 18, 2007. Mr. Martinetto, 45, has been the Senior Vice President and Treasurer of CSC and Charles Schwab & Co., Inc. (Schwab) since 2003 and has had responsibility for CSC's financial planning and analysis function since 2005. He also served as Senior Vice President and Treasurer of CSC and Schwab from 1997 until 2001. From 2001 until 2003, Mr. Martinetto served as the chief financial officer for the Schwab Investor Services enterprise. Mr. Martinetto joined Schwab in 1997.

On January 25, 2007, CSC issued a press release announcing Mr. Dodds' retirement as Chief Financial Officer. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits
99.1        Press Release dated January 25, 2007 ("Chris Dodds to Retire as Schwab CFO on May 18")

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Charles Schwab Corporation

Date: January 26, 2007	By:	/s/ Christopher V. Dodds
Christopher V. Dodds
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated January 25, 2007 ("Chris Dodds to Retire as Schwab CFO on May 18")